                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use in this registration statement of our reports dated February 21, 2001, (except with respect to the matters discussed in Note 16, as to which the date is September 25, 2001) included herein (including our report relating to the schedule of valuation and qualifying accounts), and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

Houston, Texas
October 24, 2001